Exhibit 4.13

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of December 16, 2008, by and among the parties as follows:

(1)	JINKOSOLAR HOLDING CO., LTD. (the “Company”), a company duly incorporated and validly existing under the Laws of the Cayman Islands;

(2)	PAKER TECHNOLOGY LIMITED (“Paker”), a company duly incorporated and validly existing under the Laws of Hong Kong Special Administrative Region (“Hong Kong”);

(3)	LI Xiande , CHEN Kangping and LI Xianhua (each a citizen of the People’s Republic of China (the “PRC”) (collectively the “Founders” and each, a “Founder”);

(4)	JIANGXI JINKO SOLAR CO., LTD. (“Jinko”), a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC;

(5)	SCGC CAPITAL HOLDING COMPANY LIMITED (“SCGC”), a company duly incorporated and validly existing under the Laws of British Virgin Islands;

(6)	CIVC INVESTMENT LTD (“CIVC”), a company duly incorporated and validly existing under the Law of Cayman Islands;

(7)	PITANGO VENTURE CAPITAL FUND V, L.P. and PITANGO VENTURE CAPITAL PRINCIPALS FUND V, L.P. (together known as “Pitango”), limited partnerships under the Laws of Cayman Islands;

(8)	TDR INVESTMENT HOLDINGS CORPORATION (“TDR”), a company duly incorporated and validly existing under the Law of British Virgin Islands; and

(9)	NEW GOLDENSEA (HONG KONG) GROUP COMPANY LIMITED (“New Goldensea”, and collectively with SCGC, CIVC, Pitango and TDR, known as the “Series B Investors”, and each, a “Series B Investor”), a company duly incorporated and validly existing under the Law of Hong Kong.

Each of the Company, the Founders, Jinko, Paker, and the Series B Investors shall be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A.	The Series B Investors have entered into a Share Subscription Agreement (the “SSA”) and a Shareholders Agreement with the Company, Paker, Jinko and the Founders, on December 11, 2008 and December 16, 2008, respectively.

B.	In Exhibit C- Disclosure Schedule attached to the SSA, certain non-compliances with the laws of the PRC were disclosed to the Series B Investors.

C.	Therefore, in recognition of the need to provide the Series B Investors with the substantial protection against Material Adverse Effect (as defined in the SSA) of the Company, Paker and Jinko, in order to satisfy all the conditions for the Qualified IPO (as defined in the SHA) of the Company, the Company, Paker and Jinko agree, and the Founders will cause the Company, Paker and Jinko to correct the non-compliances with the laws and regulations of the PRC.

WITNESSETH

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Jinko shall, before qualified IPO, in all respects comply with the Labor Law of the PRC and the related laws and regulations regarding employment and benefits, including but not limited, that:

(i)	All of its employees shall be covered by the statutory benefits, including medical care, injury insurance, unemployment insurance, pension benefits, and any other benefits if required by the relevant governmental authorities;

(ii)	Jinko shall pay its employees salary and overtime payment in full and in time according to the relevant labor laws and regulations of the PRC.

2.	Before the Qualified IPO, any lease agreement related to the manufacturing plants or offices of Jinko shall be lawful and enforceable, and be duly filed at the relevant administrative authorities as required by the laws of the PRC. In addition, in the event that any lease agreement is entered into by and between Jinko and VIEs of the Company, such lease agreement shall be on arms-length basis.

3.	The Founders shall, before the Qualified IPO, completed the amendment of SAFE Registration under Circular 75 (“Registration”) with respect to the Special Purpose Company incorporated in Cayman Islands and the relevant amendments to their former Registration with respect to the changes of the Company’s shareholder structure.

4.	Jinko shall, before the Qualified IPO, be in compliance with the laws, regulations and rules of the PRC in all respects including but not limited to manufacturing, operation and possession of any asset and any other activities, unless such non-compliance will not have Material Adverse Effect (as defined in the SSA) on the Company, Paker or Jinko.

5.	The Founders shall compensate Jinko for any direct monetary loss or damages, such as fines or any other monetary punishment administered by PRC authorities, arising from Paker’s acquisition of Desun Energy Co., Ltd.’s 34.9% equity interest without obtaining the approval from Ministry of Commerce, suffered by Paker or Jinko.

6.	Each Party recognizes and acknowledges that a breach of the covenants contained in this Agreement will cause irreparable damage and the exact amount of which will be difficult or impossible to ascertain. Accordingly, each Party agrees that in the event of a breach of any of the covenants hereunder, a suffered Party shall be entitled to be indemnified for any loss, damage, claim or liability (or actions in respect thereof) arising out of or are based upon any of such breach.

9.	This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

10.

For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five (5) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid or one (1) business day after having been sent for next-day delivery by an internationally recognized overnight courier service (with receipt confirmed), addressed to each Party at the addresses shown on the signature page hereto, or to such other address as any Party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

11.	The rights, obligations and remedies of the Parties under this Agreement shall be interpreted and governed in all respects by the laws of the PRC. The Parties irrevocably agree to submit to arbitration at China International Economic and Trade Arbitration Commission, South China Sub-Commission under CIETAC Arbitration Rules for any action or proceeding or dispute which may arise under this Agreement. If any provision of this Agreement is determined by the courts to be illegal or in conflict with any law of the PRC, the validity of the remaining provisions shall not be impaired.

12.	In the event of any discrepancy between the Chinese and English version, English version shall prevail.

13.	As agreed by the Parties, this Agreement shall supersede all prior commitments made by the Company, Paker, Jinko and the Founders to the Series B Investors with respect to the Series B Preferred Share Purchase Agreement dated September 18, 2008 and the Amended and Restated Shareholders Agreement dated September 18, 2008 on the same or similar subject matter and constitute the entire commitments made by the Company, Paker, Jinko and the Founders to the Series B Investors on the subject matter herein.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

COMPANY:	JINKOSOLAR HOLDING CO., LTD.

	By:	/s/ Kangping Chen

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

PAKER TECHNOLOGY LIMITED

By:	/s/ Kangping Chen

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

JINKO:	JIANGXI JINKO SOLAR CO., LTD.

	By:	Kangping Chen

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

FOUNDER:	LI Xiande

	By:	/s/ Kangping Chen

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FOUNDER:	CHEN Kangping

	By:	/s/ Kangping Chen

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FOUNDER:	LI Xianhua

	By:	/s/ Kangping Chen

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SERIES B INVESTOR	SCGC CAPITAL HOLDING COMPANY LIMITED

	By:	/s/ Haitao Jin

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SERIES B INVESTOR	CIVC INVESTMENT LTD

	By:	/s/ Ami Dotan

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SERIES B INVESTOR	PITANGO VENTURE CAPITAL FUND V, L.P.

	By:	/s/ Aaron Mankovski

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PITANGO VENTURE CAPITAL PRINCIPALS FUND V, L.P.

	By:	/s/ Aaron Mankovski

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SERIES B INVESTOR	TDR INVESTMENT HOLDINGS CORPORATION

	By:	/s/ Xun Guo

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SERIES B INVESTOR	NEW GOLDENSEA (HONG KONG) GROUP COMPANY LIMITED

	By:	/s/ Hongguang Ding

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